SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                December 29, 2002
                   Date of Report (Date of Earliest Reported)


                             CSI Technologies, Inc.
             (Exact name of registrant as specified in its charter)


   Nevada                           0-30913                      86-0985427
  (State of                       (Commission                (I.R.S. Employer
Incorporation)                    File Number)            Identification Number)


             1930 East Third Street, Suite 15, Tempe, Arizona 85281 (Address of Principal Executive Offices Including Zip Code)


                                 (480) 967 7090
                         (Registrant's Telephone Number)


                       Circuit Source International, Inc.
             10245 East Via Linda, Suite 220, Scottsdale, AZ 85285
           (Former Name, Former Address if Changed From Last Report)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The registrant on, June 18, 2002 retained, Pannell, Kerr, Forster of Texas, P.C as its principal accountant. Neither the registrant nor anyone on its staff has consulted Pannell, Kerr, Forster of Texas, P.C, during the two most recent past fiscal years, and any later interim period, regarding any matter for which reporting is required under regulation SB, Item 304(a) (2) (i) or (ii) and the related instructions. The Board of Directors approved the appointment of Pannell, Kerr, Forster of Texas, P.C.

     Subsequent to Pannell, Kerr, Forster of Texas, P.C. being retained, it was agreed by the parties that Pannell, Kerr, Forster of Texas, P.C. would not proceed as the registrant's principal accountant. During this interim period, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or
(iv) (B) through (E).

     The registrant's Board of Directors approved the reappointed of its original principal accountant James C. Marshall, CPA, P.C., of Scottsdale, Arizona.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     The company with the consent of the owners of the majority shares of its voting securities amended Article One of the Articles of Incorporation changing the name of the corporation to CSI Technologies , Inc.

     The company with the consent of the owners of the majority shares of its voting securities amended Article Four of the Articles of Incorporation authorizing the issuance of 5,000,000 convertible preferred non-voting shares with a par value of $0.0001. The registrant's authorized shares consist of 100,000,000 common capital shares and 5,000,000 convertible preferred non-voting shares all with a par value of $0.0001.

ITEM 7. EXHIBITS

     3(i) Certificate Of Amendment Of Articles Incorporation

     16   Letter from former auditor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2002                     CSI Technologies, Inc.



                                            By: /s/ James Keaton
                                               ------------------------
                                                 James Keaton
                                            Its: President and CEO